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                                                                    EX-99.a.2(j)

                                                          AMENDMENT NO. 10

                         CERTIFICATE OF THE SECRETARY
                                    of the
                          BRINSON RELATIONSHIP FUNDS

                            RESOLUTIONS ELIMINATING

                            BRINSON EXDEX (R) FUND


     Pursuant to Article III, Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware Business Trust (the "Trust"), Carolyn
M. Burke does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996 (the "Declaration"), pursuant to Article IX, Section 9.8(f) of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the elimination of the shares of the series of the Trust known as the: Brinson EXDEX (R) Fund.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on February 28, 2000 at which a quorum was present and, unless subsequently amended by resolutions adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 31st day of March 2000.

(Trust Seal)
                                          /s/ Carolyn M. Burke
                                          -------------------------------
                                          Carolyn M. Burke, Secretary
                                          Brinson Relationship Funds

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    Resolutions Adopted August 21, 2000 and Incorporated By Reference Into
                    the Agreement and Declaration of Trust
                       of the Brinson Relationship Funds
     dated August 15, 1994, as amended on May 20, 1996 and August 21, 2000
      (the "Declaration"), Pursuant to Article IX, Section 9.8(f) thereof

                            RESOLUTIONS ELIMINATING

                            BRINSON EXDEX (R) FUND

"WHEREAS,      one series of the Trust previously had been established as the
               Brinson EXDEX (R) Fund; and

WHEREAS, such series has no assets and there are currently no shares outstanding of the series; and

WHEREAS, the Board of Trustees desires, pursuant to Article IX, Section 9.8(f) of the Amended and Restated Agreement and Declaration of Trust, to abolish the series;

NOW, THEREFORE, BE IT

RESOLVED,      that the Brinson EXDEX (R) Fund series of the Trust is hereby abolished and its establishment and designation is rescinded; and


FURTHER
RESOLVED,      that the officers of the Trust are authorized to take such action as is necessary, with the advice of Trust counsel, to effectuate the foregoing resolution."